SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2007 (January 17, 2006)

ISIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road
Carlsbad, CA 92008
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2007, Isis Pharmaceuticals, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Lehman Brothers Inc., Cowen and Company, LLC, Leerink Swann & Co., Inc. and Needham & Company, LLC (collectively, the “Initial Purchasers”), relating to the issuance and sale by the Company to the Initial Purchasers of $125 million in aggregate principal amount of its 2 5/8% Convertible Subordinated Notes due 2027 (the “Notes”). The Company granted the Initial Purchasers an option to purchase up to an additional $37.5 million in aggregate principal amount of Notes to cover over-allotments, if any, which the Initial Purchasers exercised in full on January 22, 2007.  As a result, on January 23, 2007 the Company issued and sold to the Initial Purchasers $162.5 million in aggregate principal amount of Notes.

The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  None of the Notes (including any shares of common stock issuable upon conversion thereof) have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.  This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Company intends to use the net proceeds of this offering, which were approximately $157.6 million, to repurchase, retire or repay its existing 5 1/2% Convertible Subordinated Notes due 2009 (“Existing Convertible Notes”), of which $125.0 million is currently outstanding.  Through privately negotiated transactions, the Company has already agreed to repurchase approximately $44.1 million aggregate principal amount of the total outstanding Existing Convertible Notes and plans to settle these repurchase transactions on January 24, 2007.  In addition, the Company intends to use net proceeds remaining after the repurchase, retirement or repayment, for general corporate and working capital purposes.

The Notes were issued pursuant to an Indenture, dated January 23, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., a national banking association, as trustee.

The Notes are the Company’s unsecured subordinated obligations and are subordinated in right of payment to all existing and future senior secured indebtedness.

The Notes are convertible under certain circumstances into shares of the Company’s common stock at a conversion rate of 68.3761 shares per $1,000 of principal amount of Notes, subject to adjustment in certain circumstances.  This conversion rate is equivalent to a conversion price of approximately $14.63 per share, which represents a 30.0% premium over the closing price per share of the Company’s common stock on January 17, 2007.

The Notes are redeemable at Isis’ option on or after February 15, 2012 at a redemption price equal to the percentage of principal amount described below plus accrued and unpaid interest:

•                  if redeemed between February 15, 2012 and February 14, 2013,  100.75%;

•                  if redeemed between February 15, 2013 and February 14, 2014,  100.375%; and

•                  if redeemed on or after February 15, 2014, 100.0%.

In addition, the Notes are subject to repurchase at the option of holders on February 15, 2014, February 15, 2017 and February 15, 2022, and upon the occurrence of certain defined conditions, at 100.0% of the principal amount of the Notes being repurchased plus accrued interest and unpaid interest.

Upon the occurrence of specific fundamental changes, the holders of the Notes will have the right, subject to various conditions and restrictions, to require the Company to repurchase the Notes, in whole or in part, at par plus accrued and unpaid interest.  In addition, subject to certain exceptions, if the Company undergoes certain specific fundamental changes, the Company will pay a make whole premium by adjusting the conversion rate on the Notes converted in connection with such fundamental change.

If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture.

The following will be events of default under the Indenture:

•                  the Company fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;

•                  the Company fails to pay principal of the Notes when due at maturity;

•                  the Company fails to pay the redemption price when due;

•                  the Company fails to deliver common stock, or cash in lieu thereof, or a combination of the foregoing, upon the conversion of any Notes and such failure continues for 15 days;

•                  the Company fails to provide notice of the anticipated effective date or actual effective date of a fundamental change on a timely basis as required in the Indenture;

•                  the Company fails to perform or observe any other term, covenant or agreement in the Notes or the indenture for a period of 60 calendar days after written notice of such failure; or

•                  certain events involving the Company’s bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of the Company’s wholly-owned significant subsidiaries.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated January 23, 2006 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a shelf registration statement for the resale of the Notes and the sale of the shares of common stock issuable upon conversion of the Notes within 90 calendar days of the date of issuance of the Notes. The Company also agreed to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 calendar days of such issuance date. In the event that the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement, set forth above are qualified in their entirety by reference to the full and complete terms set forth in such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 3.02.

Item 8.01.              Other Events.

On January 24, 2007 the Company issued a press release announcing the closing of this transaction.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated January 23, 2007, between the Company and Wells Fargo Bank, N.A., a national banking association, as trustee, including Form of 2 5/8% Convertible Senior Note due 2027.

4.2	Registration Rights Agreement, dated January 23, 2007, among the Company and the Initial Purchasers identified therein.

10.1	Purchase Agreement, dated January 17, 2007, among the Company and the Initial Purchasers identified therein.

99.1	Press release dated January 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Isis Pharmaceuticals, Inc.

Dated: January 23, 2007	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

4.1	Indenture, dated January 23, 2007, between the Company and Wells Fargo Bank, N.A., a national banking association, as trustee, including Form of 2 5/8% Convertible Senior Note due 2027.
4.2	Registration Rights Agreement, dated January 23, 2007, among the Company and the Initial Purchasers identified therein.
10.1	Purchase Agreement, dated January 17, 2007, among the Company and the Initial Purchasers identified therein.
99.1	Press release dated January 24, 2007.